Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-61508



Prospectus Supplement No. 1 dated February 13, 2003
to Prospectus dated May 30, 2001



                          Chesapeake Energy Corporation

     This prospectus may be used in connection with the resale of 1,117,216 shares of our outstanding common stock and 1,118,567 shares of our common stock issuable upon exercise of warrants. This prospectus also may be used for the resale of warrants to purchase 462,690 shares of our common stock.

                    -----------------------------------------


     The selling securityholder table on page 10 of the prospectus is amended by this supplement no. 1 to add the following securityholders who acquired the shares of our common stock indicated upon the exercise of warrants prior to their expiration on January 23, 2003:



                      Securities Beneficially                              Securities Beneficially
                      Owned Before Offering        Securities Offered        Owned After Offering
                      -----------------------      ------------------      -----------------------
                                                              Common                     Common
Name of Selling                  Common Stock                  Stock                      Stock
Securityholder      Warrants   Shares    Percent   Warrants   Shares      Warrants        Shares
--------------      --------   ------    -------   --------   ------      --------       -------



Donaldson, Lufkin
 & Jenrette           --       6,820       *         --       6,820          --            --
Foxglove & Co.        --       1,818       *         --       1,818          --            --
Hare & Co.            --         112       *         --         112          --            --
Heisen & Co.          --       2,682       *         --       2,682          --            --
Kane & Co.            --       2,453       *         --       2,453          --            --
UBS #23/TNCBTDHYP     --          49       *         --          49          --            --

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     *  Indicates less than 1%